As filed with the Securities and Exchange Commission on March 14, 2013

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vipshop Holdings Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

No. 20 Huahai Street,

Liwan District, Guangzhou 510370

The People’s Republic of China

+86 (20) 2233-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Leiming Chen, Esq. Simpson Thacher & Bartlett LLP c/o ICBC Tower, 35/F 3 Garden Road, Central Hong Kong +852 2514-7600

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-186781

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per ordinary share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Ordinary shares, par value US$0.0001 per share	2,760,000	US$12.61	US$34,803,600	US$4,748

(1)           American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-180029). Each American depositary share represents two ordinary shares.

(2)           Includes ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)           Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low trading prices on March 13, 2013 of the Registrant’s American depositary shares listed on the New York Stock Exchange, each representing two ordinary shares of the Registrant.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-186781) initially filed by Vipshop Holdings Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on February 21, 2013, which was declared effective by the Commission on March 13, 2013, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, People’s Republic of China, on March 14, 2013.

Vipshop Holdings Limited

By:	/s/ Eric Ya Shen
Name: Eric Ya Shen
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on March 14, 2013.

Signature	Title

/s/ Eric Ya Shen	Chairman and Chief Executive Officer
Eric Ya Shen	(principal executive officer)

/s/ Donghao Yang	Chief Financial Officer
Donghao Yang	(principal financial and accounting officer)

*	Director
Arthur Xiaobo Hong

*	Director
Bin Wu

*	Director
Jacky Xu

*	Director
Xing Liu

*	Director
Xing Peng

*	Director
Frank Lin

*	Director
Nanyan Zheng

*	Director
Kathleen Chien

*By:	/s/ Eric Ya Shen
Name: Eric Ya Shen
Attorney-in-Fact

Signature of authorized representative in the United States

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Vipshop Holdings Limited, has signed this Registration Statement or amendment thereto in New York, on March 14, 2013.

Authorized U.S. Representative

By:	/s/ Diana Arias
Name: Diana Arias
Title: Senior Manager

Law Debenture Corporate Service Inc.

Vipshop Holdings Limited

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Travers Thorp Alberga, the Cayman Islands legal counsel to the Registrant, regarding the validity of the ordinary shares being registered
23.1	Consent of Deloitte Touche Tohmatsu
23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
24.1

Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Vipshop Holdings Limited (File No. 333-186781) initially filed with the Securities and Exchange Commission on February 21, 2013)